UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): June 7, 2006
VECTOR GROUP LTD.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-5759	65-0949535

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 S.E. Second Street, Miami, Florida		33131

(Address of Principal Executive Offices)		(Zip Code)
(305) 579-8000
(Registrant’s Telephone Number, Including Area Code)
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
     On June 7, 2006, an investment entity affiliated with Dr. Phillip Frost and an investment entity affiliated with Carl C. Icahn agreed to convert a total of $70.0 million principal amount of the 6.25% Convertible Subordinated Notes due July 15, 2008 (the “Notes”) of Vector Group Ltd. (the “Company”) into 3,283,303 shares of the Company’s common stock in accordance with the terms of the Notes. In connection with the conversion of the Notes, the Company agreed to issue an additional 916,697 shares of its common stock to these holders and to pay these holders $1,738,100 of accrued interest. The additional shares and accrued interest will be issued and paid as an inducement to these holders to convert the Notes. The Notes being converted are currently callable at a redemption price of 102.083% of principal amount or approximately $71.5 million, plus accrued interest. The Company expects to recognize pre-tax non-cash interest expense of approximately $15.6 million in connection with these transactions in the second quarter of 2006.
     The summary of the foregoing transactions is qualified in its entirety by reference to the text of the related agreements, which are included as exhibits hereto and are incorporated herein by reference.
Item 3.02. Unregistered Sale of Equity Securities
     In connection with the conversion of the Notes, the Company will issue to the holders of the converted Notes 916,697 shares of unregistered common stock of the Company. The Company has agreed to file a registration statement to register the additional shares issued. See Item 1.01, which is incorporated herein by reference.
Item 8.01. Other Events
     On June 7, 2006, the Board of Directors of the Company approved the acquisition by High River Limited Partnership and other entities affiliated with Carl C. Icahn of an additional 261,913 shares of the Company’s common stock, in connection with the conversion of the Notes, without High River and these entities being restricted as an interested stockholder for the purposes of Section 203 of the Delaware General Corporation Law, which governs business combinations with interested stockholders. These 261,913 shares are included in the 916,697 additional shares referred to above. High River and the other entities affiliated with Mr. Icahn have advised the Company that, prior to the conversion of the Notes and the issuance of the additional shares approved on June 7, 2006, High River and the affiliated entities beneficially owned approximately 10,461,279 shares of the Company’s common stock, representing approximately 20.6% of the shares outstanding.
     The Company’s Board approved on June 7, 2006 under Section 203 the proposed acquisition of the additional shares, provided that the total number of shares of common stock beneficially owned by High River and the other entities affiliated with Mr. Icahn, assuming completion of the proposed conversion of the Notes and acquisition of additional shares authorized by the Board, would not exceed 11,123,192 shares of the Company’s common stock, or approximately 20.6% of the shares outstanding.
     See Item 1.01, which is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits
     (c) Exhibits
     The following Exhibits are filed herewith:

Exhibit 10.1.	Agreement, dated as of June 7, 2006, between the Company and Frost Gamma Investments Trust, an entity affiliated with Dr. Phillip Frost, relating to the conversion of Notes.

Exhibit 10.2	Agreement, dated as of June 7, 2006, between the Company and Barberry Corp., an entity affiliated with Carl C. Icahn, relating to the conversion of Notes.

Exhibit 99.1	Press release of the Company dated June 8, 2006.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VECTOR GROUP LTD.
By:	/s/ J. Bryant Kirkland III
J. Bryant Kirkland III
Vice President and Chief Financial Officer

Date: June 8, 2006

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